Exhibit 11

Earnings per share computations
(In 000's except share data)
                                                        Three Months ended
                                                        December 31, 1997
                                                Income       Shares    Per share
                                             (Numerator) (Denominator)   Amounts
Basic EPS
Income applicable to common shares               $2,973       9,135       $0.33
                                                                          =====

Effect of Diluted Securities
Stock options                                                   311
Warrants                                                        285
Convertible preferred stock dividends                            --
                                                 ------       -----
                                                                596
Diluted EPS
Income applicable to common shares
   with assumed exercises and conversions        $2,973       9,731       $0.31
                                                 ======       =====       =====


                                                          Six Months ended
                                                          December 31, 1997
                                                  Loss       Shares    Per share
                                             (Numerator) (Denominator)   Amounts
Net loss before extraordinary item             $(15,530)
Less: Special stock dividends and redemption
    premium on Series B Special Stock           (19,326)

Basic EPS
Net loss before extraordinary item              $34,856       9,118      $(3.81)
Extraordinary loss                              (42,033)      9,118       (4.62)
                                                -------                   -----
Net loss applicable to common shares           $(76,889)      9,118      $(8.43)
                                               ========                  ======

Effect of Diluted Securities (a)
Stock options                                                   --
Warrants                                                        --
Convertible preferred stock dividends                           --
                                               --------       -----

Diluted EPS
Net loss applicable to common shares
   with assumed exercises and conversions      $(76,889)      9,118      $(8.43)
                                               =========      =====      =======


cont.



                                                        Three Months ended
                                                        December 31, 1998
                                                  Loss       Shares    Per share
                                              (Numerator)(Denominator)   Amounts
Basic EPS
Loss applicable to common shares               $(10,175)      9,790      $(1.04)

Effect of Diluted Securities (a)
Stock options                                                   --
Warrants                                                        --
Convertible preferred stock dividends                           --
                                               --------       -----

Diluted EPS
Loss applicable to Common Shares
   with assumed exercises and conversions      $(10,175)      9,790      $(1.04)
                                               =========      =====      =======


                                                          Six Months ended
                                                          December 31, 1998
                                                  Loss       Shares    Per share
                                               (Numerator)(Denominator)  Amounts
Basic EPS
Loss before extraordinary item                 $(12,857)      9,607      $(1.34)

Effect of Diluted Securities (a)
Stock options                                                  --
Warrants                                                       --
Convertible preferred stock dividends                          --
                                               --------       -----

Diluted EPS
Loss applicable to common shares
   with assumed exercises and conversions      $(12,857)      9,607      $(1.34)
                                               =========      =====      =======

(a) Effect would be anti-diluted for these periods.

cont.

The following securities were in-the-money as of the period end but were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented:


                                    For the three months ended   For the six months ended
                                     December 31,  December 31,  December 31, December 31,
                                         1997          1998         1997         1998
                                         ----          ----         ----         ----
                                                          (in 000s)

   Stock options                          N/A            34        1,275           70
   Warrants                                 -             -            -            -
   Convertible Preferred Stock              -             -            -            -
                                          ---            --        -----           --
                                          N/A            34        1,275           70
                                          ===            ==        =====           ==

   Adjusted for application
          of the treasury stock method    N/A             9          468            9
                                          ===           ===          ===          ===

Under the treasury stock method, the assumed net proceeds from the exercise of the weighted average number of common stock equivalents outstanding during the period are assumed to be used to repurchase common stock at its average market price during the period. Such repurchase of common stock reduces the dilutive effect of the common stock equivalents.